       As filed with the Securities and Exchange Commission on May 4, 1999
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                      AASCHE TRANSPORTATION SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  4213                                36-3964954
    (State or Other Jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    Incorporation or Organization)            Classification Code Number)                Identification No.)

                            10214 N. Mt. Vernon Road
                             Shannon, Illinois 61078
                                 (815) 864-2421
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Larry L. Asche
                            10214 N. Mt. Vernon Road
                             Shannon, Illinois 61078
                                 (815) 864-2421
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                Joel R. Schaider
                             Sachnoff & Weaver, Ltd.
                        30 South Wacker Drive, 29th Floor
                             Chicago, Illinois 60606
                            Telephone: (312) 207-1000

                            ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

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                                                                        Proposed Maximum      Proposed Maximum        Amount of
            Title of Each Class of                  Amount to be       Offering Price Per    Aggregate Offering   Registration Fee
          Securities to be Registered                Registered             Share(1)                Price
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   Common Stock, par value $.0001 per share        837,800 shares              $4.125                 $3,455,925          $960.75
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(1) Calculated in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Common Stock on April 30, 1999 which was $4.125.
         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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                    SUBJECT TO COMPLETION, DATED MAY 4, 1999

                                 837,800 SHARES

                      AASCHE TRANSPORTATION SERVICES, INC.

                                  COMMON STOCK


         This prospectus covers 837,800 shares of the common stock of Aasche Transportation Services, Inc., a Delaware corporation. The shares are being offered by Madison Securities, Inc., James A. Jalovec, Aim Financial Corporation, Gary I. Goldberg, Michael Todd Recob, Richard Percy, Linda Rockey and Diane L. Asche. We will not receive any of the proceeds from the sale of the shares.

         We have not made any underwriting arrangements with respect to the shares. Our common stock is quoted on the Nasdaq National Market under the symbol "ASHE." On April 30, 1999, the last sale price reported was $4.125.


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THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                  The date of this Prospectus is May __, 1999.

                               TABLE OF CONTENTS


Aasche Transportation Services, Inc...........................................3

Risk Factors..................................................................5

Where to Find More Information................................................6

Information Incorporated by Reference.........................................7

Use of Proceeds...............................................................7

Selling Stockholders..........................................................7

Plan of Distribution..........................................................8

Experts.......................................................................9

Legal Matters.................................................................9

                      AASCHE TRANSPORTATION SERVICES, INC.

         We are a diversified transportation services company. We operate primarily in two segments of the transportation services industry:

         - the temperature-controlled segment

         - the municipal solid waste segment

TEMPERATURE-CONTROLLED SEGMENT

         Two of our subsidiaries, Asche Transfer, Inc. and AG Carriers, Inc. operate in the temperature-controlled segment of the transportation services industry. We deliver a variety of foods and other products for many Fortune 500 companies that require temperature-controlled service and "just-in-time" delivery. "Just-in-time" delivery means that delivery times must be precise and delivery must be dependable so our customers can control their inventory levels and limit handling.

         We offer premium-quality services to high-volume selective customers with significant temperature-controlled delivery needs. We believe that these customers provide us with more predictable, and, in some respects, less price-sensitive business. Their business is less price-sensitive because we believe that our customers choose their carrier based primarily on service, rather than price. We are currently a core carrier for Coca-Cola, Hershey, Tropicana Foods, Americold, S.C. Johnson Wax, Schreiber Foods, Abbott Laboratories, Baxter International and Kraft Foods. "Core carrier" means a relationship with a customer that is dedicated to transporting a significant amount of the customer's goods.

       We target the Midwest, Southeast, Northeast and South Central United States as our principal service areas because we have had success in developing significant customers in these markets. In particular, the Southeast, Northeast and South Central regions provide us with additional delivery opportunities when our trucks return to the Midwest.

       We purchase or lease high-quality, late-model tractors and temperature-controlled trailers manufactured to our specifications. Asche Transfer, Inc. and AG Carriers, Inc. also contract with owner-operators to provide additional tractors and trailers. We have equipped all of the tractors in our temperature-controlled segment with a two-way, satellite-based tracking and communication system, and we have a fully integrated management system. Our dispatchers are able to monitor the location and delivery schedules of all shipments and equipment, maintain constant communications with drivers, coordinate routes and maximize utilization of drivers and equipment with our technological systems.

       We operate from five terminals located in Shannon, Illinois; Conley, Georgia; Apopka, Florida; Tavares, Florida; and Tontitown, Arkansas.

MUNICIPAL SOLID WASTE SEGMENT

         Our subsidiary, Specialty Transportation Services, Inc., carries municipal solid waste and other special waste. We are the only national and the largest for-hire carrier of municipal solid waste in transfer vehicles. In the past ten years, large waste services companies have reduced and eliminated their "non-collection" trucking operations, creating a market for for-hire carriers of municipal solid waste to landfill sites. Waste services companies typically unload the waste they have collected from residential and commercial sites at transfer stations, and for-hire carriers such as Specialty Transportation Services, Inc. transport the waste from these transfer stations to landfill sites.

         We have long-term contracts ranging from five to twenty years with municipalities and large national waste services companies, including Waste Management, Inc., Republic Industries, Inc., Allied Waste Services, Inc. and Browning-Ferris Industries, Inc. We are expanding our municipal solid waste segment by continuing to build strong, long-term relationships with major customers within the municipal solid waste market. We believe that our growth will continue by:

      - Increasing our marketing efforts and making more aggressive bids, in particular to the large waste services companies;
      - Seeking suitable acquisitions, primarily of smaller and regional independent companies, to allow us greater access to new major customers in additional geographic markets;
      - Expanding into additional regions by establishing new terminals in areas of high population; and
      - Leveraging our transportation capabilities to add new outsourcing opportunities for other types of solid waste and recyclables.

         We market primarily to large national waste services companies that outsource the transportation of municipal solid waste from transfer stations to landfill sites. We currently have contracts in key markets such as New York, New York; Los Angeles, California; Dallas, Texas; Phoenix, Arizona; Baltimore, Maryland; St. Louis, Missouri; Portland, Oregon; Birmingham, Alabama; and Nashville, Tennessee. We believe we have positioned ourselves to attract new business in both new and existing markets.

         We purchase or lease tractors and trailers suitable for the transportation of municipal solid waste, and we also contract with owner-operators to provide additional tractors and trailers. After two to three years, we convert most of the tractors in our temperature-controlled segment for use in our municipal solid waste segment for their remaining useful life. These conversions allow us to lower the overall cost of equipment and provide the municipal solid waste segment with an additional source of equipment during periods of growth.

         We operate in 19 terminals located in the following cities: Irondale, Alabama; Chandler, Arizona; Lancaster, California; Moreno Valley, California; Bradenton, Florida; Granite City, Illinois; Indianapolis, Indiana; Valparaiso, Indiana; Nicholasville, Kentucky; Baltimore, Maryland; Freeport, New York; Greensboro, North Carolina; Arlington, Oregon; Portland, Oregon; Bigler, Pennsylvania; Duncan, South Carolina; Camden, Tennessee; Irving, Texas; and Federal Way, Washington.

         Our executive offices are located at 10214 N. Mt. Vernon Road, Shannon, Illinois 61078. Our telephone number is (815) 864-2421.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify such statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. However, there may be events in the future which we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and documents incorporated by reference could have a material adverse effect on our business, operating results and financial condition.

AVAILABILITY OF DRIVERS

         Competition for drivers is intense within the trucking industry. We occasionally experience difficulty attracting and retaining qualified drivers and owner-operators in our temperature-controlled segment. When this happens, our trucks are temporarily idle, and we must reduce the level of service to our existing customers. In addition, the shortage of qualified drivers reduces our ability to obtain new business. We incur significant expenses in recruiting, marketing and training new employees, and from time to time, we must significantly increase compensation to retain our drivers and owner-operators. Difficulty in attracting and retaining qualified drivers and owner-operators in our temperature-controlled segment may adversely impact our business, financial condition and results of operation.

FAILURE TO COMPLY WITH LOAN AGREEMENTS

         We did not comply with some of our loan agreements in 1998, and we may not be able to comply with these agreements in 1999. We have not been able to obtain necessary waivers and amendments to our loan agreements from our lenders, so we are in default on some of our loans. We plan to refinance or restructure our loans to terms more favorable to us. Because we are in default, we may not be able to refinance or restructure our loans and we may not be able to pay off our loans under their current terms. In addition, we may not be able to obtain new loans. Our industry is capital intensive, and we rely on loans and leases to purchase new equipment. If we are unable to obtain new loans and leases, we may have to limit our growth and we may have to operate our tractors and trailers for longer periods. If we are unable to refinance or restructure our current loans, or if we are unable to obtain new loans and leases, our business, financial condition and results of operation may be adversely affected.

INCREASES IN FUEL COSTS

         We depend on diesel fuel to run our trucks. If the cost of fuel increases, our results of operation will be affected even though we are able to charge our customers for a portion of the fuel increase. We are only able to charge our customers for increased fuel costs above a certain price level, so we must bear any increase in fuel costs below that level.

ADVERSE IMPACT OF YEAR 2000 COMPUTER SYSTEMS COMPLIANCE

         Many older computer software programs refer to years in terms of final two digits only. Such programs may incorrectly interpret the year 2000 to mean the year 1900. If not corrected, such programs could cause date-related transaction failures. Although we believe we have corrected substantially all of the systems that we believe are critical to our business, the year 2000 problem may, however, adversely impact our business, financial condition and results of operation by affecting the business and operations of our suppliers and customers. For example, if the year 2000 problem affects our customers, we may lose revenues because our customers may not be able to ship freight or pay us for our services. We cannot predict whether our suppliers and customers will suffer any adverse impact because of the year 2000 problem or the effect they may have on our business.


                         WHERE TO FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the following locations:

- At the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

- At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

- By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

- At the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, DC 20006; or

- From the Internet site maintained by the SEC at http://www.sec.gov. which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Some locations may charge prescribed or modest fees for copies.

         We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 covering the shares of common stock offered in this prospectus. As permitted by the SEC, this prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all the details.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the selling stockholders sell all of the common stock. This prospectus is part of a Registration Statement that we filed with the SEC.

         1. our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on April 15, 1999;

         2. the description of our common stock contained in our Registration Statement on Form 8-A, declared effective on July 26, 1994; and

         3. our Proxy Statement on Form 14A, filed on April 16, 1999.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Aasche Transportation Services, Inc., 10214 N. Mt. Vernon Road, Shannon, Illinois 61078, Attention: Leon M. Monachos, Chief Financial Officer, Telephone: (815) 864-2421.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of any of the shares by Madison Securities, Inc., James A. Jalovec, Aim Financial Corporation, Gary I. Goldberg, Michael Todd Recob, Richard Percy, Linda Rockey or Diane L. Asche. We will, however, receive proceeds from the exercise of warrants underlying the shares issued to Madison Securities, Inc., James A. Jalovec and Aim Financial Corporation as further described below in the "Selling Stockholders" section. Assuming all of the warrants are exercised, we will receive approximately $1,802,400 from the exercise of such warrants. We expect to use such proceeds to reduce indebtedness.

                              SELLING STOCKHOLDERS

         In January 1998, we completed an offering of $2,100,000 of our promissory notes. In connection with the offering, we issued a warrant to Madison Securities, Inc., our placement agent in the offering, to purchase 210,000 shares of our common stock at a price of $3.49 per share exercisable at any time prior to January 8, 2003.

         In January 1998, we received a $1,000,000 note from Aim Financial Corporation. In connection with the receipt of the note, we issued a warrant to Aim Financial Corporation to purchase 150,000 shares of our common stock at a price of $4.63 per share exercisable at any time prior to January 30, 2003.

         In January 1999, we entered into an exchange agreement with Gary I. Goldberg, Michael Todd Recob, Richard Percy, Linda Rockey and Diane L. Asche, most of whom are officers and directors of Aasche Transportation Services, Inc. We exchanged a total of 135,000 shares of our common stock for a total of $675,000 of subordinated debt that we owed to Mr. Goldberg, Mr. Recob, Mr. Percy, Ms. Rockey and Ms. Asche.

         In March 1999, we entered into an exchange agreement with James A. Jalovec. Mr. Jalovec held a promissory note with a face value of $1,150,000 and accrued and unpaid interest in the amount of $189,000 that we issued in January 1998. We agreed to exchange the promissory note for 267,800 shares of our common stock and a warrant to purchase 75,000 shares of our common stock at a price of $5.00 per share excercisable at any time prior to March 12, 2004.

         The following table sets forth for each selling stockholder the number of shares each selling stockholder beneficially owned prior to this offering, and the maximum number of shares to be registered.


                                                                                                    Percentage of Total
         Selling Stockholders             Number of Shares                Maximum Number              Ownership after
                                         Beneficially Owned              of Shares to be               Completion of
                                         Prior to Offering                 Registered                    Offering
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Madison Securities, Inc.                      317,181(1)                   210,000(1)                      2.0
James A. Jalovec                              741,250(1)                   342,800(1)                      7.5
Aim Financial Corporation                     150,000(1)                   150,000(1)                      0
Gary I. Goldberg                              431,932                       90,000                         6.3
Michael Todd Recob                             22,500                       10,000                         *
Richard Percy                                  20,000                       20,000                         *
Linda Rockey                                   10,000                       10,000                         *
Diane L. Asche                                544,842                        5,000                        10.3


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(1)  Includes shares of common stock underlying the warrants.
 *   Less than 1%

                              PLAN OF DISTRIBUTION

         We will not receive any proceeds from the sale of the shares. The selling stockholders may sell the shares from time to time. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise. The shares may be sold by any one or more of the following:

         - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - an exchange distribution in accordance with the rules of such exchange; or

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In making these sales, the selling stockholders may engage brokers or dealers to arrange for other brokers or dealers to purchase the shares. Brokers and dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any brokers or dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Accordingly, any commissions received by these broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may agree to indemnify these broker-dealers with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act of 1933. In addition, we have agreed to indemnify the selling stockholders with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act of 1933. If such indemnity is unavailable, we will contribute toward amounts required to be paid in respect of such liabilities. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         We will pay the registration expenses relating to the offering and sale of the shares by the selling stockholders to the public. These expenses (estimated to be $25,716.75), include legal and accounting expenses, filing fees payable to the SEC, applicable state "blue sky" filing fees and printing expenses. We, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents for the selling stockholders.

         Any underwriters, brokers, dealers and agents who participate in any such sale may also be customers of, engage in transactions with or perform services for Aasche Transportation Services, Inc. or the selling stockholders.

         Our common stock is currently traded on the Nasdaq National Market. The public offering price for any shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and the selling stockholders, or their agents.

                                     EXPERTS

         The consolidated financial statements of Aasche Transportation Services, Inc. appearing in Aasche Transportation Services, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares has been passed upon for us by Sachnoff & Weaver, Ltd., Chicago, Illinois.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses in connection with the distribution of the securities being registered:

                SEC registration fee..................................$   960.75
                Nasdaq National Market Listing fee....................    16,756
                Accounting fees and expenses..........................     2,500
                Attorneys' fees and expenses..........................     5,000
                Miscellaneous.........................................       500
                                                                      ----------
                         Total........................................$25,716.75

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 9 of the Registrant's Certificate of Incorporation ("Article 9") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article 9 eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article 9 does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174").
Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article 9 protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article 9 have no effect on claims arising under the federal securities laws.

         With certain limitations, Article 6 of the Registrant's By-laws ("Article 6") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Article 6 is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (1) the majority of disinterested directors, (2) a written opinion of a reputable disinterested legal counsel selected by the Board, or (3) the stockholders. Indemnification rights under Article 6 are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Article 6 are severable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

         Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 16.  EXHIBITS

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided,however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) or the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 30th of April 1999.

                                     AASCHE TRANSPORTATION SERVICES, INC.


                                         By: /s/ Leon M. Monachos
                                             -----------------------------------
                                                  Leon M. Monachos
                                                  Chief Financial Officer

         The undersigned officers and directors of Aasche Transportation Services, Inc. hereby severally constitute Leon M. Monachos our true and lawful attorney and agent, with full power to him to sign for us and our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aasche Transportation Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendment hereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                                   Date
               ---------                                    -----                                   ----


/s/ Larry L. Asche
----------------------------------------
     Larry L. Asche                         Chief Executive  Officer and Chairman              April 30, 1999
                                            of the Board of Directors  (Principal
                                            Executive Officer)

/s/ Leon M. Monachos
----------------------------------------
     Leon M. Monachos                       Chief  Financial  Officer  (Principal              April 30, 1999
                                            Financial   Officer  and   Accounting
                                            Officer)

/s/ Kevin M. Clark
----------------------------------------
     Kevin M. Clark                         President, Director                                April 30, 1999

/s/ Gary I. Goldberg
----------------------------------------
     Gary I. Goldberg                       Vice President, Director                           April 30, 1999


/s/ Diane L. Asche
----------------------------------------
     Diane L. Asche                         Vice President, Secretary, Director                April 30, 1999

/s/ Richard S. Baugh
----------------------------------------
     Richard S. Baugh                       Director                                           April 30, 1999


/s/ Dennis D. Wilson
----------------------------------------
     Dennis D. Wilson                       Director                                           April 30, 1999

/s/ Michael Todd Recob                                                                         April 30, 1999
----------------------------------------
     Michael Todd Recob                     Director


                                  EXHIBIT INDEX



Exhibit Number                                     Description of Exhibit
--------------                                     ----------------------
     4.1               Specimen Common Stock Certificate  (incorporated by reference from Exhibit 4.1 to our registration statement on Form SB-2 effective September 23, 1994).
      5                Opinion of Sachnoff & Weaver, Ltd.

     23.1              Consent of Independent Auditors

     23.2              Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)

     24.1              Power of Attorney (contained on signature page)
